UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2014 (August 20, 2014)

GLOBAL MEDICAL REIT INC.
(Exact name of Registrant as specified in its charter)

Maryland	333-177592	46-4757266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1601 Blake Street, Suite 310, Denver, CO	80202
(Address of principal executive offices)	(Zip code)

(303) 894-7971
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 20, 2014, the Board of Directors of Global Medical REIT Inc. (the “Company”) declared a quarterly cash dividend on the Company’s common stock in the amount of $0.000213 per share, for a total amount of $21,300.00, payable on August 31, 2014 to stockholders of record at the close of business on August 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MEDICAL REIT INC.

August 26, 2014	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Director

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